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                                                                    EXHIBIT 11.1

                           CD&L, INC. AND SUBSIDIARIES
                           NET INCOME (LOSS) PER SHARE
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                        (in thousands, except share data)

SHARES CONSIDERED:                                                        2003               2002                2001
                                                                     ---------------    ---------------     --------------

Weighted average portion of shares outstanding at
    December 31, 1999                                                     7,353,458          7,353,458           7,353,458

Weighted average portion of 305,202 common shares issued in
  connection with the Company's Employee Stock Purchase                     305,202            305,202             305,202
  Plan
                                                                     ---------------    ---------------     --------------

           Basic weighted average shares outstanding                      7,658,660          7,658,660           7,658,660

Incremental shares assumed issued in connection with stock
  options and warrants outstanding                                          515,419            508,751                   -
                                                                     ---------------    ---------------     --------------

           Diluted weighted average shares outstanding                    8,174,079          8,167,411           7,658,660
                                                                     ===============    ===============     ==============

Income (loss) from continuing operations                                     $1,683               $285             ($5,804)
Income (loss) from discontinued operations                                        -                  -                (465)
                                                                     ---------------    ---------------     --------------
Net income (loss)                                                            $1,683               $285             ($6,269)
                                                                     ===============    ===============     ==============

Basic income (loss) per share:
Continuing operations                                                          $.22               $.04               ($.76)
Discontinued operations                                                         .00                .00               ( .06)
                                                                     ---------------    ---------------     --------------
Net income (loss) per share                                                    $.22               $.04               ($.82)
                                                                     ===============    ===============     ==============

Diluted income (loss) per share:
Continuing operations                                                          $.21               $.03               ($.76)
Discontinued operations                                                         .00                .00               ( .06)
                                                                     ---------------    ---------------     --------------
Net income (loss) per share                                                    $.21               $.03               ($.82)
                                                                     ===============    ===============     ==============


The following potentially dilutive common shares were excluded from the computation of diluted Earnings Per Share because the exercise or conversion price was greater than the average market price of common shares -

                                                                          2003                2002                2001
                                                                       ----------          ----------          ----------
Stock options                                                           1,863,668           1,889,434           1,917,202
Subordinated convertible debentures                                             -                   -               9,863
Seller-financed convertible notes                                         352,905             458,083             524,961
                                                                       ==========          ==========          ==========